Exhibit 10.4

Execution Version

STOCKHOLDER AGREEMENT

THIS STOCKHOLDER AGREEMENT (this “Agreement”), is made as of July 8, 2024, by and among Stardust Power Inc., a Delaware corporation (formerly known as Global Partner Acquisition Corp II, a Delaware corporation (the “Company”)), Global Partner Sponsor II LLC, a Delaware limited liability company (together with its Affiliates, “Sponsor”), and Roshan Pujari (together with his Affiliates, “Roshan Pujari” and, together with Sponsor, each a “Stockholder” and, collectively, the “Stockholders”). This Agreement shall become effective upon the consummation of the Mergers (the “Closing”) contemplated by that certain Business Combination Agreement, dated as of November 21, 2023, among the Company, Strike Merger Sub I, Inc., a Delaware corporation and direct wholly-owned Subsidiary of the Company, Strike Merger Sub II, LLC, a Delaware limited liability company and direct wholly-owned Subsidiary of the Company, and Stardust Power Inc., a Delaware corporation (as amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”) and, in the event the Business Combination Agreement is terminated for any reason, this Agreement shall automatically terminate and be of no further force and effect without any further action by or on behalf of the parties. Capitalized terms not otherwise defined herein shall have the meaning ascribed in the Business Combination Agreement.

RECITALS

WHEREAS, in connection with the transactions contemplated by the Business Combination Agreement, the Stockholders will receive shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”), on the terms and subject to the conditions set forth in the Business Combination Agreement; and

WHEREAS, in connection with the entry into the Business Combination Agreement, the Company agreed to enter into this Agreement contemporaneously with the Closing with the Stockholders pursuant to which the Company shall provide the Stockholders with certain rights, as set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged parties to this Agreement.

1. Definitions. For the purposes of this Agreement are as follows:

1.1 “Action” means any claim, action, suit, charge, assessment, complaint, audit, investigation, examination, arbitration or proceeding, in each case that is by or before any Governmental Authority.

1.2 “Affiliate” or “Affiliated” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, limited partner, managing member, member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person; provided that no Stockholder shall be considered Affiliates of the Company for purposes of this definition.

1.3 “Board of Directors” means the Board of Directors of the Company.

1.4 “Bylaws” means the bylaws of the Company, as amended, restated or otherwise modified from time to time.

1.5 “Certificate of Incorporation” means the certificate of incorporation of the Company, as it may be amended, restated or otherwise modified from time to time.

1.6 “Governmental Authority” means any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, arbitrator, arbitral body (public or private), court or tribunal.

1.7 “Law” any statute, law (including common law), act, code, ordinance, rule, regulation, or Governmental Order, in each case, of any Governmental Authority.

1.8 “Organizational Documents” means the Certificate of Incorporation and the Bylaws.

1.9 “Person” means individual, firm, corporation, exempted company, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, Government Official, Governmental Authority or other entity of any kind.

1.10 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.11 “Shares” means the shares of Common Stock (including shares of Common Stock underlying the Existing Acquiror Private Placement Warrants, Earnout Shares, Exchanged Company Options, Exchanged Company Restricted Stock, and any additional private placement warrants issued in connection with the Predecessor Sponsor Loans Settlement and the Sponsor Loans Settlement, as applicable) held by the applicable Stockholder.

1.12 “Subsidiaries” means, with respect to a Person, any corporation or other organization (including a limited liability company or a partnership), whether incorporated or unincorporated, of which such Person directly or indirectly owns or controls a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization or any organization of which such Person or any of its Subsidiaries is, directly or indirectly, a general partner or managing member.

1.13 “Transaction Agreements” means this Agreement, the Lock-up Agreement, the Registration Rights Agreement and any other instruments or documents entered into in connection herewith and therewith.

2

2. Board Designation Rights. So long as Sponsor owns in the aggregate more than fifty percent (50%) of the outstanding Shares it held as of the Closing (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to Common Stock), Sponsor shall be entitled to designate (and the Company shall be required to appoint and/or nominate for election at any annual or special meeting of the stockholders of the Company (or action by written consent) for the election of directors to the Board of Directors) one (1) individual to the Board of Directors (such individual, the “Designated Director”), who shall initially be Chandra R. Patel (the “Initial Designated Director”), effective as of immediately following the First Effective Time. If the Initial Designated Director is unable or unwilling to serve at the Closing, Sponsor shall promptly designate a replacement director and provide any relevant information about such appointee as the Company may reasonably request. The Designated Director shall remain in office as a director until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. A Designated Director may be removed at any time (i) with or without cause upon the written request of Sponsor or (ii) pursuant to the Organizational Documents, for cause and by the affirmative vote of the holders of a majority of the issued and outstanding capital stock of the Company entitled to vote in the election of directors, voting together as a single class. In the event that a vacancy is created on the Board of Directors at any time due to the death, disability, retirement, resignation, or removal of a Designated Director, then Sponsor shall have the right to designate an individual to fill such vacancy and the Company shall promptly appoint such person to fill such vacancy, and in any event, within no later than three (3) days of Sponsor’s designation, and such person shall thereafter be deemed the Designated Director under this Agreement. During the period a Designated Director is a director of the Board of Directors, the Company shall, at its own expense, provide to such Designated Director the same benefits as any other non-employee director of the Board of Directors, including reimbursement of expenses under any applicable director and officer indemnification or insurance policy maintained by the Company. If a member of the Board of Directors of the Company includes a director who (x) does not qualify as an “independent director”, (y) is not an employee of the Company and (z) is Affiliated with a Stockholder (“Non-Affiliated Director”), and such Non-Affiliated Director receives any cash or non-cash compensation for his or her director services, then the Designated Director, whether or not he or she qualifies as a Non-Affiliated Director, will be entitled to the same cash and non-cash compensation for director services. Each Stockholder further agrees that all securities of the Company that may vote in the election of directors to the Board of Directors that such Stockholder holds, purchases, acquires the right to vote or otherwise acquires beneficial ownership of (including by the exercise or conversion of any security exercisable or convertible for Company Interests) after the execution of this Agreement shall be subject to the terms of this Agreement and shall constitute Shares for all purposes of this Agreement.

3. No Restrictions on Transfer. Nothing in this Agreement shall be construed to restrict the transfer of Shares by any Stockholder to any other Person any Shares or other securities of the Company held by any Stockholder as of the date hereof; provided, that such transferee shall not be subject to any limitations, or have any rights, under this Agreement.

4. Miscellaneous.

4.1 Successors and Assigns. Except as expressly provided herein, no Stockholder may assign, transfer or delegate any or all of its rights or remedies, obligations or liabilities under or by reason of this Agreement without the prior written consent of the Company, and any such assignment in violation of this Agreement shall be null and void, ab initio. Notwithstanding the foregoing, the rights under this Agreement may be assigned (but only with all related obligations) by a Stockholder to any of his, her or its Affiliates, with the Company’s prior written consent (such consent not to be unreasonably conditioned, withheld or delayed).

3

4.2 Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

4.3 Captions; Counterparts. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.4 Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service or (iv) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day). If notice is given to the Company, it shall be sent to 6608 N. Western Ave, #422, Nichols Hills, OK 73116, Attention: Roshan Pujari (roshan@stardust-power.com).

4.5 Amendments. This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed in the same manner as this Agreement (but not necessarily by the same Stockholders who executed this Agreement) and which makes reference to this Agreement.

4.6 Waivers. Any party to this Agreement may, at any time prior to the Closing, by action taken by its board of directors, or officers thereunto duly authorized, waive any of the terms or conditions of this Agreement, or agree to an amendment or modification to this Agreement in the manner contemplated by Section 5.5 and by an agreement in writing executed in the same manner (but not necessarily by the same Stockholders) as this Agreement.

4.7 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by law and shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

4.8 Aggregation. All Shares held or acquired by a Stockholder (including its Affiliates) shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliates may apportion such rights as among themselves in any manner they deem appropriate.

4.9 Entire Agreement. The Transaction Agreements constitute the entire agreement among the parties and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto or any of their respective Subsidiaries relating to the transactions. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to this Agreement exist between the parties except as expressly set forth or referenced in this Agreement.

4.10 Jurisdiction; WAIVER OF TRIAL BY JURY. Any Action based upon, arising out of or related to this Agreement shall be brought in the Court of Chancery of the State of Delaware or, if such court lacks jurisdiction, the state or federal courts in the State of Delaware, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Agreement in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law, or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 4.10. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT. EACH OF THE PARTIES HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS IN THIS SECTION 4.10.

[Remainder of Page Intentionally Left Blank]

4

IN WITNESS WHEREOF, the parties have executed this Stockholder Agreement as of the date first written above.

COMPANY:

STARDUST POWER INC.

By:
Name:
Title:

IN WITNESS WHEREOF, the parties have executed this Stockholder Agreement as of the date first written above.

STOCKHOLDERS:

GLOBAL PARTNER SPONSOR II LLC

By:
Name:
Title:

Address:	200 Park Avenue, 32nd Floor
New York, NY 10166

Attention:	Chandra R. Patel; Jarrett Goldman

E-mail:	crpatel@antarcticacapital.com;
jgoldman@antarcticacapital.com

with a copy (which shall not constitute notice):

Address:	Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022

Attention: Peter Seligson, P.C.

Email:	peter.seligson@kirkland.com

Roshan Pujari

Address:	6608 N. Western Ave #422
Nichols Hills, OK 73116,

E-mail:	roshan@stardust-power.net